Exhibit 3.1(a)

CERTIFICATE OF TRUST
OF
PROTECTIVE LIFE SECURED TRUST 2006-2

THIS Certificate of Trust of Protective Life Secured Trust 2006-2 (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.             Name.  The name of the statutory trust formed hereby is Protective Life Secured Trust 2006-2.

2.             Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-001, Attention: Corporate Trust Administration.

3.             Effective Date.  This Certificate of Trust shall be effective on February 13, 2006.

IN WITNESS WHEREOF, the undersigned had duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY,
as trustee

By:	/s/ Jennifer A. Luce
Name: Jennifer A. Luce
Title: Financial Services Officer